Exhibit 4.39

EXECUTION VERSION

YIXIN CAPITAL LIMITED

SERIES C PREFERENCE SHARES SUBSCRIPTION

AGREEMENT

Dated as of May 11, 2017

SERIES C PREFERENCE SHARES SUBSCRIPTION AGREEMENT

This Series C Preference Shares Subscription Agreement (this “Agreement”) is made as of May 11, 2017, by and among:

(i) Yixin Capital Limited, a company incorporated in the Cayman Islands (the “Company”),

(ii) Bitauto Holdings Limited, a company incorporated in the Cayman Islands (the “Key Holder”), and

(iii) the purchaser set forth on Schedule A to this Agreement (the “Purchaser”).

Each of the Purchaser, the Company and the Key Holder is referred to herein as a “Party,” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Company is engaged in the following businesses: online financial services business, financial leasing business, operating lease business, automobile-related insurance business, financial assessment business, auto-finance agency services, auto-finance information and advertising services, and other related financial business in the PRC (including but not limited to stock financing services for trade partners and sales of asset-backed securities) (collectively, the “Business”), and is seeking expansion capital to grow the Business;

WHEREAS, the Key Holder has entered into (i) the Contribution Agreement in relation to the contribution of the Used Automobile Business on the date of this Agreement with the Company, in the form agreed to by the Purchaser (the “Contribution Agreement”) and (ii) the Business Cooperation Agreement with the Company in relation to the provision of financial services traffic support and used automobile traffic support on the date of this Agreement with the Company, in the form agreed to by the Purchaser (the “Business Cooperation Agreement”);

WHEREAS, the Company desires to issue and allot to the Purchaser, and the Purchaser desires to subscribe for and acquire from the Company, upon the terms and conditions set forth in this Agreement, the Series C preference shares of the Company, par value US$0.0001 per share (the “Series C Preference Shares”); and

WHEREAS, the Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties agree as follows:

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ARTICLE I

DEFINITIONS AND TERMS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Accounting Principles” shall mean, (i) with respect to unconsolidated financial statements of the Company and its non-PRC Subsidiaries, the International Financial Reporting Standards as issued by the International Accounting Standards Board, the Generally Accepted Accounting Principles in the United States or the Generally Accepted Accounting Principles in Hong Kong, (ii) with respect to unconsolidated financial statements of the Company’s PRC Subsidiaries, the Generally Accepted Accounting Principles in the PRC, and (iii) with respect to consolidated financial statements of the Company, the International Financial Reporting Standards as issued by the International Accounting Standards Board or the Generally Accepted Accounting Principles in the United States.

“ACT” shall have the meaning set forth in Section 2.2(c).

“Actions” shall mean actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings.

“Affiliate” of a Person (the “Subject Person”) shall mean (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person; provided that the Company and its Subsidiaries shall be deemed not to be Affiliates of the Purchaser.

“Agreement” shall have the meaning set forth in the Preamble.

“Articles” shall mean the Memorandum and Articles of Association of the Company in force and effect, as amended and restated from time to time.

“Asset List” shall mean the Asset List attached to the Contribution Agreement.

“Authorization” shall mean consent, approval, order or authorization of, or registration with, or the giving notice to, any Governmental Authority or any third party.

“Business” shall have the meaning set forth in the Recitals.

“Business Cooperation Agreement” shall have the meaning set forth in the Recitals.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks located in the Cayman Islands, New York, the PRC or Hong Kong are authorized or required by law or executive order to be closed and on which no tropical cyclone warning No. 8 or above and no “black” rainstorm warning signal is hoisted in Hong Kong at any time between 8:00 a.m. and 6:00 p.m. Hong Kong time.

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“Claim Notice” shall have the meaning set forth in Section 7.3(a).

“Closing” shall have the meaning set forth in Section 2.2(b)(i).

“Company” shall have the meaning set forth in the Preamble.

“Company Intellectual Property” shall mean all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Business.

“Confidential Information” shall have the meaning set forth in Section 8.10(a).

“Contemplated Transactions” shall mean the transactions contemplated by the Transaction Documents.

“Contract” shall mean, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Contributed Assets” shall mean all the Transferred Entities, Transferred Fixed Assets, Transferred IP, Transferred Leases, Transferred Employees, Transferred Contracts and other assets as set out in the Asset List.

“Contributing Parties” shall mean the Key Holder and its Subsidiaries will contribute the relevant Contributed Assets in accordance with the Contribution Agreement.

“Contribution Agreement” shall have the meaning set forth in the Recitals.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting Equity Securities in such other Person. The term “Controlled” has the meaning correlative to the foregoing.

“Control Documents” shall mean, collectively, the agreements made from time to time, which enable the Company to exclusively Control, and consolidate in its financial statements the results of the VIE Entity, entered into between the WFOE on the one hand and the VIE Entity or the shareholders of the VIE Entity on the other hand.

“Disclosure Schedule” shall mean the disclosure schedule attached to this Agreement as Exhibit C regarding this Agreement that has been provided by the Company to the Purchaser.

“Dispute” shall have the meaning set forth in Section 8.2.

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“Employment Agreement” shall mean an employment, confidentiality, non-competition, non-solicitation and assignment of inventions agreement by and between a Key Person and the Company or one of its Subsidiaries in form and substance reasonably satisfactory to the Purchaser and in the form attached hereto as Exhibit D.

“Encumbrance” shall mean (a) any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims as to title, possession or use, or other encumbrance, priority or security interest, over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same, and (b) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person.

“Equity Securities” shall mean, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, Ordinary Shares and Preference Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ESOP” shall mean the employee equity incentive plan in respect of 12,357,140 Ordinary Shares representing 1.5% of the issued and outstanding Equity Securities of the Company after Closing, such employee equity incentive plan to be adopted by the Company after Closing and in the form and substance reasonably satisfactory to the Purchaser.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Financial Statements” shall have the meaning set forth in Section 3.1(n).

“FINRA” shall have the meaning set forth in Section 4.3(f)(vi).

On a “fully diluted basis” shall mean, for the purpose of calculating share numbers, that the calculation is to be made assuming that all outstanding options, warrants and other securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, and, in case of calculating the numbers of the Shares, giving effect to the Closing and the Ordinary Shares reserved for issuance under the ESOP.

“Fundamental Representations” shall mean the representations and warranties made by the Company or the Key Holder (as the case may be) to the Purchaser pursuant to Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e), Section 4.1(f), Section 4.1(h), Section 4.1(k), Section 4.2(a), Section 4.2(b), Section 4.2(c), Section 4.3(a), Section 4.3(b) and Section 4.3(c).

“Governmental Authority” shall mean any government or political subdivision thereof, whether on a federal, central, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof and any governing body of any securities exchange.

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“Group” or “Group Companies” shall mean collectively the Company and its Subsidiaries, and a “Group Company” means any of them. For the avoidance of doubt, Group or Group Companies shall not include any of the Transferred Entities and its Subsidiaries.

“Indebtedness” shall mean as of any time with respect to any Person, without duplication,

(a) all Liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, (b) all Liabilities for the deferred purchase price of property (other than trade payables in the ordinary course outstanding for ninety (90) days or less); (c) all Liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Liabilities are required to be classified and accounted for under the Accounting Principles as capital leases; (d) all Liabilities for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (a), (b) or (c) above to the extent of the obligation secured, and all Liabilities as obligor, guarantor, or otherwise, to the extent of the obligation secured; (e) all guarantees of obligations of any other Person with respect to any of the foregoing, and (f) any accrued and unpaid interest on any of the foregoing.

“Indemnified Party” shall have the meaning set forth in Section 7.2.

“Indemnifying Party” shall have the meaning set forth in Section 7.2.

“Indemnity Notice” shall have the meaning set forth in Section 7.4.

“Key Holder” shall have the meaning set forth in the Preamble.

“Key Holder Party” shall mean the Key Holder and its Subsidiaries (including any variable interest entities Controlled by the Key Holder or such Subsidiaries). For purpose of the definition of “Key Holder Party,” the Subsidiaries of the Key Holder shall exclude the Company and its Subsidiaries.

“Key Person” shall mean such Persons as set out in Schedule D, and any other Persons agreed from time to time among the Company, the Key Holder and the Purchaser.

“Law” or “Laws” shall mean all applicable laws, regulations, rules and Orders of any Governmental Authority, securities exchange or other self-regulating body, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

“Liabilities” shall mean any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by the Accounting Principles to be reflected in financial statements or disclosed in the notes thereto.

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“Losses” shall have the meaning set forth in Section 7.2.

“Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the condition, assets, Liabilities, results of operations, or business of the Group Companies taken as a whole, except to the extent that any such Material Adverse Effect results from (A) the identity of the Purchaser or its Affiliates, (B) changes in the Accounting Principles or generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting the Company or its Subsidiaries), (C) changes in general economic and market conditions (to the extent not materially disproportionately affecting the Business, the Company or its Subsidiaries), (D) acts of war, sabotage or terrorism or natural disaster involving any jurisdiction in which the Company and its Subsidiaries operate, (E) any action taken by the Company or the Group Companies that is required or expressly contemplated to be taken pursuant to the Transaction Documents, or (F) any action taken (or omitted to be taken) at the request of the Purchaser or its Affiliates; or (ii) the ability of the Company or its Affiliates to consummate the Contemplated Transactions.

“Non-assignable Asset” shall have the meaning set forth in the Contribution Agreement.

“Non-assignable Contract” shall have the meaning set forth in the Contribution Agreement.

“Non-assignable Fixed Assets” shall have the meaning set forth in the Contribution

Agreement.

“Non-assignable IP” shall have the meaning set forth in the Contribution Agreement.

“Order” shall mean any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Ordinary Shares” shall mean the ordinary shares of par value of US$0.0001 each in the capital of the Company.

“Party” shall have the meaning set forth in the Preamble.

“Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity of any kind or nature.

“PRC” shall mean the People’s Republic of China, but for the purposes of this Agreement, excluding Hong Kong, Macau and Taiwan.

“Preference Shares” shall mean the Series A Preference Shares, the Series B Preference Shares and the Series C Preference Shares.

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“Purchaser” shall have the meaning set forth in the Preamble.

“Relative” of a natural person means any spouse, parent, child, or sibling of such person.

“Restated Articles” shall mean the Third Amended and Restated Memorandum and Articles of Association of the Company in the form attached hereto as Exhibit A.

“Restated Shareholders Agreement” shall mean the Second Amended and Restated Shareholders Agreement to be entered into by and among the Purchaser, the Company and other shareholders of the Company, dated the date of the Closing, in the form attached hereto as Exhibit B.

“Restructuring” shall have the meaning set forth in the Contribution Agreement.

“Restructuring Documents” shall have the meaning set forth in the Contribution Agreement.

“SAFE” shall mean the State Administration of Foreign Exchange of the PRC and its local branches.

“SAFE Rules and Regulations” shall mean the SAFE Circular of State Administration of Foreign Exchange on Foreign Exchange Administration of Offshore Investment, Financing and Return Investment by Domestic Residents Utilizing Special Purpose Vehicles (《国家外汇管理 局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇 发[2014]37 号)) issued by SAFE on July 4, 2014 with effect from the same date, and any other related guidelines, implementing rules, reporting and registration requirements issued by SAFE.

“Securities Laws” shall mean the Securities Act, the Exchange Act, the listing rules of, or any listing agreement with, the applicable stock exchange and any other applicable law regulating securities or takeover matters.

“Series A Preference Shares” shall mean the Series A Preference Shares of the Company, par value US$0.0001 per share.

“Series B Preference Shares” shall mean the Series B Preference Shares of the Company, par value US$0.0001 per share.

“Series C Preference Shares” shall have the meaning set forth in the Recitals.

“Share Pledge” shall mean the share pledge agreement between the WFOE, the VIE Entity and its shareholders as one of the Control Documents, as amended and restated from time to time.

“Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement by and among the holders of the Series A Preference Shares, the holders of the Series B Preference Shares and the Company, dated August 19, 2016.

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“Subscription Shares” shall mean the Series C Preference Shares issued to the Purchaser pursuant to this Agreement.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is Controlled by such Person. For the avoidance of the doubt, a “variable interest entity” Controlled by a Person shall be deemed a Subsidiary of such Person.

“Third Party Claim” shall have the meaning set forth in Section 7.3(a).

“Transaction Documents” shall mean, collectively, this Agreement, the Restated Shareholders Agreement, the Restated Articles, the Contribution Agreement and the Business Cooperation Agreement and any other agreements, documents or certificates executed and delivered pursuant hereto or thereto or in connection herewith or therewith.

“Transferred Contracts” shall mean the business Contracts set out in the Asset List.

“Transferred Employees” shall mean the employees set out in the Asset List.

“Transferred Entities” shall mean the Transferred Subsidiary and its Subsidiaries set out in the Asset List.

“Transferred Fixed Assets” shall mean the fixed assets set out in the Asset List.

“Transferred IP” shall mean the intellectual property rights set out in the Asset List.

“Transferred Leases” shall mean the leases set out in the Asset List.

“Transferred Subsidiary” shall have the meaning set forth in the Contribution Agreement.

“Used Automobile Business” shall have the meaning set forth in the Contribution Agreement.

“Used Automobile Business Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the condition, assets, Liabilities, results of operations, or business of the Used Automobile Business taken as a whole, except to the extent that any such Used Automobile Business Material Adverse Effect results from (A) the identity of the Purchaser or its Affiliates, (B) changes in the Accounting Principles or generally accepted accounting principles that are generally applicable to comparable companies engaging in used automobile business (to the extent not materially disproportionately affecting the Used Automobile Business), (C) changes in general economic and market conditions (to the extent not materially disproportionately affecting the Used Automobile Business), (D) acts of war, sabotage or terrorism or natural disaster involving any jurisdiction in which the Used Automobile Business operates, (E) any action taken by the Key Holder or its Affiliates that is required or expressly contemplated to be taken pursuant to the Transaction Documents, or (F) any action taken (or omitted to be taken) at the request of the Purchaser or its Affiliates; or (ii) the ability of the Key Holder or its Affiliates to consummate the Contemplated Transactions.

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“VIE Entity” shall mean Beijing Yixin Information Technology Co., Ltd., (北京易鑫信 息科技有限公司), a company incorporated in the PRC.

“WFOE” shall mean Shanghai Techuang Advertising Co., Ltd. (上海特创广告有限公 司), a wholly foreign-owned entity established directly or indirectly by the Company.

Section 1.2            Other Definitional Provisions. Unless the express context otherwise requires:

(a)          the words “hereof,” “hereby,” “hereto,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)          the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)          any references herein to “Dollars” and “$” and “US$” are to United States Dollars and any references herein to RMB are to PRC Renminbi;

(d)          any references herein to a specific Section, Schedule or Exhibit or to the Recitals or Preamble shall refer, respectively, to Sections, Schedules, Exhibits, Recitals or Preamble of this Agreement, unless otherwise specified;

(e)          wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;”

(f)          references herein to any gender shall include each other gender as the context requires;

(g)          the word “or” shall not be exclusive;

(h)          references to “written” or “in writing” include in electronic form;

(i)          the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement;

(j)          reference to any Person includes such Person’s successors and permitted assigns;

(k)          any reference to “days” shall mean calendar days unless Business Days are expressly specified;

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(l)          when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day;

(m)          any reference to any Law shall be deemed (i) to refer to the applicable Law in effect as of the date hereof without giving effect to the Contemplated Transactions (unless the applicable Law addressed matters as of an earlier date, in which case, applicable Law shall be deemed to mean the applicable Law in effect as of the date thereof) and (ii) also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise; and

(n)          any reference in this Agreement to any agreement or instrument (other than the Disclosure Schedule) is a reference to that agreement or instrument as amended or novated or supplemented.

ARTICLE II

PURCHASE AND SALE

Section 2.1           Sale and Issuance of Subscription Shares.

(a)          Subject to the terms and conditions of this Agreement, the Purchaser agrees to subscribe for and purchase at the Closing (as defined below) and the Company agrees to issue and sell to the Purchaser at the Closing that number of Series C Preference Shares set forth opposite the Purchaser’s name in Schedule A, at a purchase price of US$4.65215110233 per share.

(b)          At any time after the date of this Agreement but subject to subsections (i) to (iv) below, the Company may sell, without obtaining the signature, consent or permission of the Purchaser, up to an aggregate of 123,598,720 Series C Preferred Shares in one or more additional closings in each case at the same per share purchase price as set forth in Section 2.1(a); provided that (i) the purchaser is not a Competitor or a Tencent Restricted Person or a JD Restricted Person (as such terms are defined in the restricted persons side letter entered into among Morespark Limited, Dongting Lake Investment Limited, Bitauto Hong Kong Limited, the Company and the other parties thereto dated August 1, 2016 and the shareholders agreement among the Company and the shareholders thereto dated August 19, 2016); (ii) the Company promptly notifies the Purchaser of any such additional sale of Series C Preferred Shares and provides a copy of the complete documentation to which the Company, its Subsidiary, the Purchaser or any of their respective directors or officers is a party relating to such sale within two Business Days of execution to the Purchaser, (iii) without limiting the generality of the foregoing, if the Purchaser reasonably believes the material terms and conditions granted to the third party purchaser to be more favorable to the third party purchaser than the terms and conditions set out in this Agreement, the Purchaser shall have the right, by notice in writing to the Company, to elect to apply the more favorable terms and conditions to the transactions contemplated hereunder with the Purchaser and this Agreement shall be deemed to be amended automatically upon the Company receipt of the Purchaser’s notice and the Parties agree to do all that is reasonably necessary to amend the Transaction Documents and/or enter into any other agreements with the Purchaser or any relevant Persons in order to reflect such amendment to this Agreement (including any amendments to the Transaction Documents), and (iv) other than the closing with China Life and/or its Affiliates in relation to its US$100 million investment which must close on or before May 31, 2017, additional closings shall occur prior to or concurrently with the Closing hereunder.

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Section 2.2           Signing, Closing, Payment and Delivery.

(a)          Signing. On or before the signing of this Agreement, the Company and the Key Holder shall have delivered to the Purchaser (i) the duly executed Contribution Agreement (including the Assets List), (ii) the Business Cooperation Agreement, and (iii) the valuation report in respect of the Contributed Assets. Each of the executed Contribution Agreement (including the Asset List) and the Business Cooperation Agreement shall be in the form agreed to with the Purchaser prior to the date of this Agreement.

(b)          Closing.

(i)          The closing of the purchase and sale of the Series C Preference Shares between the Purchaser and the Company (the “Closing”) shall take place remotely via exchange of documents and signatures as soon as practicable, but in no event later than three (3) Business Days after all closing conditions specified in Section 3.1 and Section 3.2 hereof have been waived (to the extent permissible by the party or parties entitled to the benefit of such conditions) or satisfied (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other time and place as the Company and the Purchaser mutually agree.

(ii)          At the Closing: (A) the Purchaser shall pay and deliver, or cause to be paid and delivered, the applicable purchase price in such amount as set forth opposite the Purchaser’s name in Schedule A in U.S. dollars, by wire transfer or by such other method as the Parties may mutually agree, of immediately available funds to such bank account designated by the Company in Schedule C hereto, and (B) against payment of the applicable amount as provided in this Section 2.2(b)(ii) by the Purchaser, the Company shall deliver a duly executed share certificate to the Purchaser for the applicable Subscription Shares and a copy of the register of members of the Company or an extract thereof, certified by the registered agent or any director of the Company, reflecting issuance of the Subscription Shares to the Purchaser pursuant to the terms hereof.

(c)          Restrictive Legend. The certificate representing the Subscription Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE APPLICABLE SHAREHOLDERS’ AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

ARTICLE III

CONDITIONS TO CLOSING

Section 3.1 Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for the Subscription Shares as contemplated by this Agreement at the Closing is subject to the satisfaction, on or before the Closing, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(a)          Representations and Warranties; Performance. The Fundamental Representations shall have been true and correct on the date of this Agreement (and if any Fundamental Representation expressly speaks of another date, then also for such other specified date) and true and correct in all respects on and as of the date of the Closing and all other representations and warranties of the Company contained in Section 4.1 and all other representations and warranties of the Key Holder contained in Section 4.2 shall have been true and correct on the date of this Agreement and true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of the date of the Closing (except for representations and warranties that expressly speak as of an earlier date, in which case as of such specified date); and the Company and the Key Holder shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement and the other Transaction Documents that are required to be performed or complied with on or before the Closing.

(b)          No Prohibition. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions; and no action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority of competent jurisdiction or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions.

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(c)          Authorizations. The Company and the Key Holder shall have obtained any and all Authorizations necessary for the consummation by the Company of the issuance of the Subscription Shares, and the entry by the Company and the Key Holder into any Transaction Document to which it is a party, such Authorizations to include the consent of AutoTrader Group, Inc. pursuant to that certain Shareholder Agreement, dated November 1, 2012, by Bitauto Holdings Limited, AutoTrader Group, Inc. and the management vehicles party thereto, if necessary, on or prior to the Closing, all of which shall be in full force and effect.

(d)          Closing Certificate. The Company shall have delivered to the Purchaser a certificate, dated the date of the Closing and signed by an authorized signatory of the Company, certifying that the conditions in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(h), 3.1(i), 3.1(n) and 3.1(q) have been satisfied. The Key Holder shall have delivered to the Purchaser a certificate, dated the date of the Closing and signed by an authorized signatory of the Key Holder, certifying that the conditions in Sections 3.1(a), 3.1(b) and 3.1(c) have been satisfied.

(e)          Restated Articles. The Restated Articles shall have been duly adopted by the Company and shall remain in full force and effect.

(f)          Constitutional Documents. The Company shall have provided the Purchaser with true and correct copies of the constitutional documents of each Group Company (other than the Company).

(g)          Restated Shareholders Agreement. The Company shall have duly executed and delivered the Restated Shareholders Agreement and the Restated Shareholders Agreement shall, subject to occurrence of the Closing, become effective and remain in full force and effect.

(h)          Contribution Agreement. No amendment shall have been made to the Contribution Agreement except as agreed to by the Purchaser and the Contribution Agreement shall remain in full force and effect and the closing under the Contribution Agreement shall simultaneously occur.

(i)           Business Cooperation Agreement. The Business Cooperation Agreement shall remain in full force and effect.

(j)           Subscription Agreements. The Company shall have delivered to the Purchaser all subscription agreements entered into by the Company with the other Series C Preference Shares subscribers and the closing of the sale of all Series C Preference Shares under all such agreements, if not already completed, shall simultaneously occur (other than the closing with China Life and/or its Affiliates in relation to its US$100 million investment).

(k)          Legal Opinions. The Company shall have delivered to the Purchaser opinions of the Company’s outside legal counsel for the Cayman Islands and the PRC, dated the date of the Closing, relating to the Contemplated Transactions, each in the form and substance satisfactory to the Purchaser, and including those items set forth in Schedule E.

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(l)           Board Resolutions. The Company shall have delivered to the Purchaser duly executed board resolutions of the Company approving (a) the entry by the Company into the Transaction Documents (to the extent the Company is a party thereto), (b) the Contemplated Transactions, (c) immediately upon payment of the applicable purchase price, the issuance of the applicable Subscription Shares to the Purchaser, free and clear of all Encumbrances (except for restrictions on transfer pursuant to applicable Securities Laws, the Shareholders Agreement, the Restated Shareholders Agreement, the Articles and/or the Restated Articles), (d) the updated register of members of the Company to reflect the Purchaser as the legal owner of the applicable Subscription Shares fully paid and non-assessable, and (e) the issue of a certificate in the name of the Purchaser in respect of the applicable Subscription Shares. The Key Holder shall have delivered to the Purchaser duly executed board resolutions of the Key Holder approving (a) the entry by Key Holder into the Transaction Documents (to the extent that the Key Holder is a party thereto), and (b) the Contemplated Transactions.

(m)         Completion of Due Diligence. The Purchaser shall have completed its due diligence in respect of the Contributed Assets to the extent that a prudent investor would have carried out such due diligence review in respect of such Contributed Assets, and the results of which are to the reasonable satisfaction of the Purchaser.

(n)          Restructuring. The portion of the Restructuring to be completed prior to the Closing pursuant to, and the obligations of each of the Company and the Key Holder to be performed prior to the Closing under, the Contribution Agreement and the Restructuring Documents shall have been duly completed.

(o)          Financial Statements. The Company shall have delivered to the Purchaser (i) the unaudited consolidated income statement and balance sheet of the Company as of December 31, 2016, (ii) the audited financial statements as of December 31, 2016 of Beijing Yixin Information Technology Co., Ltd. ( 北 京 易 鑫 信 息科 技 有限公 司 ), Shanghai Yixin Financial Leasing Co., Ltd.(上海易鑫融资租赁有限公司), Shanghai Techuang Advertising Co., Ltd. (上海特创广告有限公司), Xinche Investment (Shanghai) Co., Ltd.(鑫车投资(上海)有 限公司) Beijing Yixin Car Rental Limited (北京易鑫汽车租赁有限公司) and Tianjin Hengtong Jiahe Finance Leasing Co., Ltd. ( 天 津 恒 通 嘉 合 融 资 租 赁 有 限 公 司 ), (collectively, the “Company Financial Statements”) and (iii) the unaudited consolidated income statement and balance sheet of the Transferred Subsidiary as of April 30, 2017, the “Transferred Subsidiary Financial Statements.”

(p)          Transferred Subsidiary. The Key Holder shall have delivered to the Purchaser, the register of members of the Transferred Subsidiary certified by the registered agent or any director of the Transferred Subsidiary, reflecting the Company as the legal and beneficial owner of 100% of the issued share capital of the Transferred Subsidiary.

(q)          Employment Agreements. The applicable Group Company shall have entered into new Employment Agreements with each Key Person.

Section 3.2 Conditions to the Company’s Obligations to Effect the Closing. The obligation of the Company to issue the Subscription Shares to the Purchaser as contemplated by this Agreement at the Closing is subject to the satisfaction, on or before the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

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(a)          Representations and Warranties; Performance. The representations and warranties of the Purchaser contained in Section 4.2 shall have been true and correct on the date of this Agreement and true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of the date of the Closing; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing.

(b)          No Prohibition. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions; and no action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority of competent jurisdiction or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions.

(c)           Authorizations. The Purchaser shall have obtained any and all Authorizations necessary for the consummation by the Purchaser of the purchase of the Subscription Shares on or prior to the Closing, all of which shall be in full force and effect.

(d)          Restated Shareholders Agreement. The Purchaser shall have duly executed and delivered the Restated Shareholders Agreement and the Restated Shareholders Agreement shall, subject to occurrence of the Closing, remain in full force and effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1           Representations and Warranties of the Company. Subject to Section 8.1, except as set forth in the Disclosure Schedule, the Company hereby represents, warrants and undertakes to the Purchaser that, as of the date hereof and as of the date of the Closing, the following representations and warranties are true and correct:

(a)          Due Formation. Each Group Company is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each Group Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. Each Group Company has full power and authority to enter into, execute and deliver each Transaction Document to which it is or shall be made a party and each other agreement, certificate, document and instrument to be executed and delivered by such Group Company pursuant to this Agreement or any Transaction Document and to perform its obligations hereunder and thereunder. The execution and delivery by each Group Company of each Transaction Document to which it is or shall be made a party and the performance by such Group Company of its obligations hereunder and thereunder have been duly authorized, or will be duly authorized prior to the Closing, by all requisite actions on its part.

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(c)          Valid Agreement. This Agreement has been, and each Transaction Document to which any Group Company is a party has been or will be, duly executed and delivered by such Group Company and constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligations of such Group Company, enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)          Articles. As of the date of the Closing, the Restated Articles shall have been adopted and shall remain in full force and effect and shall not have been superseded or amended.

(e)          Capitalization.

(i)          Except as set forth in Schedule 4.1(e) to the Disclosure Schedule, there are no authorized or outstanding Equity Securities in the Company. All issued and outstanding Equity Securities are validly issued, fully paid and non-assessable. The capitalization table attached hereto as Schedule 4.1(e) to the Disclosure Schedule truly and accurately describes the shareholding of the Company (1) immediately prior to the Closing and (2) immediately after the Closing assuming the issuance of all Series C Preference Shares contemplated in Section 2.1 hereof.

(ii)         All outstanding Equity Securities of the Company and all outstanding Equity Securities of each of the other Group Companies have been issued and granted in compliance with (x) all applicable Securities Laws and other applicable Laws and (y) all requirements set forth in applicable contracts, without violation of the preemptive rights, rights of first refusal or other similar rights.

(iii)        The rights of the Subscription Shares are as stated in the

Restated Articles.

(f)          Options, Warrants and Reserved Shares. There are no outstanding options, warrants, rights (including conversion or preemption rights) or agreements for the subscription or purchase from any of the Group Companies of any Equity Securities of any of the Group Companies or any securities convertible into or ultimately exchangeable or exercisable for any Equity Securities of any of the Group Companies. No shares or equity interest in the capital stock of any Group Company, or shares issuable upon exercise of any outstanding options, warrants or rights, or other shares issuable by any Group Company, are subject to any preemptive rights, rights of first refusal or other rights to subscribe or purchase such shares (whether in favor of a Group Company or any other person), pursuant to any agreement or commitment of any Group Company. There are no outstanding options, warrants, rights or agreements for the creation of any Encumbrance on the Series C Preference Shares.

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(g)          Due Issuance of the Subscription Shares. The Subscription Shares have been duly authorized, or will be duly authorized prior to the Closing, and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any Encumbrance, except for restrictions arising under the applicable Securities Laws or created by virtue of this Agreement or other Transaction Documents and upon delivery and entry into the register of members of the Company, the Subscription Shares will transfer to the Purchaser with good and valid title, free and clear of any Encumbrance, except for restrictions arising under the applicable Securities Laws or created by virtue of this Agreement or other Transaction Documents.

(h)          Title. Immediately following the Closing, the Purchaser shall acquire good and valid title to the applicable Subscription Shares that are being purchased hereunder, free and clear of any and all Encumbrances (except for restrictions arising under the applicable Securities Laws or created by virtue of this Agreement or other Transaction Documents). There are no outstanding options, warrants, rights (preemptive or otherwise), calls, contracts or other binding commitments to which the Company or any of its Affiliates is a party or by which the Company is bound to issue or adjust Equity Securities as a result of the issuance of the Subscription Shares. Except for the Contemplated Transactions, the Company has not assigned, transferred, sold, distributed, pledged or otherwise disposed of or agreed to dispose of all or any portion, or any interest in, any other Equity Securities of the Company. Except for the Transaction Documents, no voting or similar agreements exist in relation to the Equity Securities of any Group Company that are presently outstanding or that may hereafter be issued.

(i)           Non-contravention; Litigation. None of the execution and the delivery of this Agreement and the other Transaction Documents to which any Group Company is a party or shall be made a party, nor the consummation of the Contemplated Transactions, will

(i) violate any provision of the organizational documents of any Group Company or violate any Law or Order of any Governmental Authority to which any Group Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which any Group Company is a party or by which any Group Company is bound or to which any of the Group Companies’ assets are subject, except for such violations, conflicts, breaches, or defaults which would not have a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the best knowledge of the Company, threatened in writing against any Group Company that questions the validity of this Agreement or the right of any Group Company to enter into this Agreement or to consummate the Contemplated Transactions, except for such actions, suits or proceedings which would not have a Material Adverse Effect.

(j)           Consents and Approvals. None of the execution and delivery by any Group Company of this Agreement or any other Transaction Document, nor the consummation of any of the Contemplated Transactions, nor the performance by any Group Company of this Agreement or any other Transaction Documents in accordance with their respective terms requires any Authorization which is required to be obtained by such Group Company, except such as have been or will have been obtained, made or given on or prior to the Closing.

(k)          Brokers. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the issuance of the Subscription Shares, and none of the Group Companies is under any obligation to pay any broker’s fee or commission in connection with the issuance of the Subscription Shares or the Contemplated Transactions.

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(l)           Control Documents. As of the date of the Closing, each Control Document is, and all of the Control Documents taken as a whole are, legal, valid, enforceable and admissible as evidence under PRC Laws, and constitute the legal and binding obligations of the relevant parties.

(m)         Intellectual Property. The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by any Group Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, Encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Group Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that any Group Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. Each of the Group Companies has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s Business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or any other Group Company. Each employee and consultant has assigned to the Group Company all intellectual property rights he or she owns that are related to such Group Company’s business as now conducted and as presently proposed to be conducted.

(n)          Material Contracts; Liabilities. Except as may be set forth in the Disclosure Schedule, the Transaction Documents or the agreements in connection with issuance of the Series A Preference Shares and Series B Preference Shares (any such agreement so disclosed, a “Material Contract”), there are no agreements, understandings or contracts to which any Group Company is a party or by which it is bound, that include (i) obligations (contingent or otherwise) of, or payments to, such Group Company in excess of US$10,000,000, (ii) the license of any patent, copyright, trademark, trade secret or other intellectual property or proprietary right to or from such Group Company other than (x) the license to such Group Company of generally commercially available third party products, including open source software, for a total cost of less than US$1,000,000, (y) license agreements with customers entered into in the ordinary course of business and (z) limited-term marketing and promotion agreements with third parties entered into in the ordinary course of business, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect such Group Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services other than the grant in the ordinary course of business, (iv) indemnification by such Group Company with respect to infringements of intellectual property or proprietary rights except for agreements with third parties entered into in the ordinary course of business, or (v) provisions restricting or otherwise limiting such Group Company from competing in any form in any line of business or industry in the PRC. There are no Liabilities of the Group Companies other than Liabilities (i) disclosed in, related to or arising under any agreements, instruments or other matters disclosed in the Transaction Documents (including the Disclosure Schedule), (ii) incurred in the ordinary course of business, or (iii) other undisclosed Liabilities that are not material to the Group Companies taken as a whole.

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(o)           Title to Property and Assets. Each Group Company owns its property and assets free and clear of all Encumbrances, other than (i) statutory liens for the payment of current taxes that are not yet delinquent or are being contested in good faith, (ii) Encumbrances and liens that arise in the ordinary course of business and (iii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)          Financial Statements. The Company has delivered to the Purchaser the Company Financial Statements. The Company Financial Statements have been prepared in accordance with the applicable Accounting Principles indicated therein applied on a consistent basis throughout the periods indicated. The Company Financial Statements fairly present in all material respects the financial condition and operating results of the aforementioned Subsidiaries of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Company Financial Statements, none of the aforementioned Subsidiaries have material Liabilities or obligations, contingent or otherwise, other than (i) Liabilities incurred in the ordinary course of business subsequent to December 31, 2016; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) Liabilities and obligations of a type or nature not required under the Accounting Principles to be reflected in the Company Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with the Accounting Principles.

(q)          Changes. Since December 31, 2016 there has not been:

(i)          any change in the assets, Liabilities, financial condition or operating results of the Company’s Subsidiaries set forth in Section 3.1(o) from that reflected in the Company Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii)          any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii)          any waiver or compromise by a Group Company of a valuable right or of a material debt owed to it;

(iv)          any satisfaction or discharge of any lien, claim, or Encumbrance or payment of any obligation by a Group Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)          any material change to a material contract or agreement by which a Group Company or any of its assets is bound or subject;

(vi)          any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii)          any resignation or termination of employment of any senior officer of a Group Company;

(viii)          any mortgage, pledge, transfer of a security interest in, or lien, created by a Group Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the relevant Group Company’s ownership or use of such property or assets;

(ix)          any loans or guarantees made by a Group Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x)           any declaration, setting aside or payment or other distribution in respect of any of a Group Company’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such share capital by such Group Company;

(xi)          any sale, assignment or transfer of any Group Company’s Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(xii)          receipt of notice that there has been a loss of, or material order cancellation by, any major customer of a Group Company;

(xiii)          any arrangement or commitment by a Group Company to do any of the things described in this Section 4.1(q).

(r)           Tax Filings; Interested Party Transaction.

(i)          Each of the Group Companies has timely filed or caused to be filed all tax returns required to be filed by it, all such tax returns are true, correct and complete in all material respects, and each of the Group Companies has paid, or provided adequate reserves, for all deficiencies or other assessments of tax owed by it. No unassessed tax deficiency has been proposed or threatened against any Group Company.

(ii)          Except set forth in the Transaction Documents, the Control Documents or the agreements in connection with issuance of Series A Preference Shares,

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the Series B Preference Shares and the Series C Preference Shares, none of the direct shareholders of the Company, or the direct or indirect shareholders of a Group Company other than the Company, or officers or directors of a Group Company, or officers or directors of any of the Company’s direct shareholders or any other Group Company’s direct or indirect shareholders, or any Affiliate of any foregoing Person, has any contract, understanding, proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons (other than for accrued salaries, reimbursable expenses or other standard employee benefits).

(s)          Labor Agreement and Actions. None of the Group Companies is bound by or subject to any contract or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of any Group Company. Each of the Group Companies has paid, or made provision for the payment of, all social insurance contributions required under applicable Laws and contracts for the labor and employment of its employees, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)          Employee Matters. No employee of any Group Company has been granted the right to any material compensation following termination of employment with such Group Company. To the Company’s knowledge, no employee of any Group Company, nor any consultant with whom such Group Company has contracted, is in material violation of any term of any employment contract or other agreement relating to the right of any such individual to be employed by, or to contract with, such Group Company. None of the Group Companies has received any notice alleging that any such violation has occurred. Each employee, consultant and officer of the Group Companies has executed an agreement with the relevant Group Company regarding confidentiality and proprietary information, and such agreements are in compliance with all applicable Laws in all material respects. The Company is not aware that any of its employees or consultants is in material violation thereof.

(u)          FCPA Compliance. None of the Group Companies and, to the best knowledge of the Company, any of the Group Companies’ respective directors, administrators, officers, board of directors (supervisory and management) members or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in The Foreign Corrupt Practices Act of 1977, as amended) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (i) and (ii) above in order to assist any Group Company to obtain or retain business for, or direct business to any Group Company, subject to applicable exceptions and affirmative defenses. None of the Group Companies, and to the best knowledge of the Company, any of the Group Companies’ respective directors, administrators, officers, board of directors (supervisory and management) members and employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation subject to applicable exceptions and affirmative defenses.

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(v)          Compliance with Laws. The Group Companies have not been in violation of any Law or Order applicable to them since their establishment, other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)          Restructuring. As of the date of the Closing, each relevant Group Company would have cooperated with the relevant Contributing Parties to complete the portion of the Restructuring relating to any Group Company and of which the Contributing Parties are obligated to complete prior to the Closing pursuant to the Contribution Agreement in accordance with the Contribution Agreement and the relevant Restructuring Documents. As of the date of the Closing, each relevant Group Company will have completed the portion of the Restructuring that such Group Company is obligated to complete prior to the Closing pursuant to the Contribution Agreement.

Section 4.2           Representations and Warranties of the Key Holder. Subject to Section 8.1, except as set forth in the Disclosure Schedule, the Key Holder hereby represents, warrants and undertakes to the Purchaser that, as of the date hereof and as of the date of the Closing, in each case, the following representations and warranties are true and correct:

(a)          Due Formation. Each of the Key Holder, the Contributing Parties and the Transferred Entities is duly formed, validly existing and in good standing in the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. Each of the Key Holder and the Contributing Entities has full power and authority to enter into, execute and deliver the Transaction Documents (to the extent it is a party thereto) and each other agreement, certificate, document and instrument to be executed and delivered by the Key Holder pursuant to the Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by the Key Holder of the Transaction Documents and the performance by the Key Holder of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. Each of the Transaction Documents has been duly executed and delivered by the Key Holder and the Contributing Parties (to the extent it is a party thereto) and constitutes the legal, valid and binding obligations of the Key Holder and its Transferred Entities, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)          Non-contravention. None of the execution and the delivery of any Transaction Documents nor the consummation of the Contemplated Transactions will (i) violate any provision of the organizational documents of the Key Holder or the Contributing Parties or violate any Law or Order of any Governmental Authority to which the Key Holder or the Contributing Parties is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Key Holder is a party or by which the Key Holder is bound or to which any of the Key Holders’ assets are subject, except for such violations, conflicts, breaches, or defaults which would not have a Material Adverse Effect.

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(e)          Consents and Approvals. None of the execution and delivery by the Key Holder or the Contributing Parties of each Transaction Document (to the extent it is a party thereto), nor the consummation of any of the Contemplated Transactions, nor the performance by the Key Holder of this Agreement requires any Authorization which is required to be obtained by the Key Holder, except (i) such as have been or will have been obtained, made or given on or prior to the Closing, or (ii) as set forth in the Transaction Documents.

(f)          Used Automobile Business.

(i)          Ordinary Course. The Used Automobile Business has been carried on in the ordinary course and so as to maintain the same as a going concern. There is no existing fact or circumstance that may have a Used Automobile Business Material Adverse Effect for it to be conducted as currently conducted.

(ii)          The Transferred Entities. The shares of the Transferred Subsidiary have been fully paid up and are free and clear of any Encumbrance. The Transferred Entities have all of the licenses and permits necessary to permit the Transferred Entities to lawfully conduct and operate the Used Automobile Business and to permit the Transferred Entities to own and use their assets in the manner they currently owns and uses their assets. There is no existing fact or circumstance that may have a Used Automobile Business Material Adverse Effect with respect to the Transferred Entities for them to conduct operation as currently conducted.

(iii)          Options, Warrants and Reserved Shares. There are no outstanding options, warrants, rights (including conversion or preemption rights) or agreements for the subscription or purchase from any of the Transferred Entities of any Equity Securities of any of the Transferred Entities or any securities convertible into or ultimately exchangeable or exercisable for any Equity Securities of any of the Transferred Entities. No shares or equity interest in the capital stock of any Transferred Entity, or shares issuable upon exercise of any outstanding options, warrants or rights, or other shares issuable by any Transferred Entity, are subject to any preemptive rights, rights of first refusal or other rights to subscribe or purchase such shares (whether in favor of a Transferred Entity or any other person), pursuant to any agreement or commitment of any Transferred Entity. There are no outstanding options, warrants, rights or agreements for the creation of any Encumbrance on the Equity Securities of any of the Transferred Entities.

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(iv)          Transferred Subsidiary Financial Statements; Change. The Transferred Subsidiary Financial Statements have been prepared in accordance with the applicable Accounting Principles indicated therein applied on a consistent basis throughout the periods indicated. The Transferred Subsidiary Financial Statements fairly present in all material respects the financial condition and operating results of the Transferred Entities as of the dates, and for the periods, indicated therein. Except as set forth in the Transferred Subsidiary Financial Statements, none of the Transferred Entities has material Liabilities or obligations, contingent or otherwise, other than (i) Liabilities incurred in the ordinary course of business subsequent to April 30, 2017; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) Liabilities and obligations of a type or nature not required under the Accounting Principles to be reflected in the Transferred Subsidiary Financial Statements, which, in all such cases, individually and in the aggregate would not have a Used Automobile Business Material Adverse Effect. Since April 30, 2017 there has not been:

(1)          any change in the assets, Liabilities, financial condition or operating results of the Transferred Entities from that reflected in the Transferred Subsidiary Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Used Automobile Business Material Adverse Effect;

(2)          any damage, destruction or loss, whether or not covered by insurance, that would have a Used Automobile Business Material Adverse Effect;

(3)          any waiver or compromise by the Transferred Entities of a valuable right or of a material debt owed to it;

(4)          any satisfaction or discharge of any lien, claim, or Encumbrance or payment of any obligation by the Transferred Subsidiary, except in the ordinary course of business and the satisfaction or discharge of which would not have a Used Automobile Business Material Adverse Effect;

(5)          any material change to a material contract or agreement by which the Transferred Subsidiary or any of its assets is bound or subject;

(6)          any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(7)           any resignation or termination of employment of any senior officer of the Transferred Subsidiary;

(8)          any mortgage, pledge, transfer of a security interest in, or lien, created by the Transferred Subsidiary, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Transferred Subsidiary’s ownership or use of such property or assets;

(9)          any loans or guarantees made by the Transferred Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(10)          any declaration, setting aside or payment or other distribution in respect of any of the Transferred Subsidiary’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such share capital by the Transferred Subsidiary;

(11)          any sale, assignment or transfer of any intellectual property rights of the Transferred Subsidiary that could reasonably be expected to result in a Used Automobile Business Material Adverse Effect;

(12)           receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Transferred Subsidiary;

(13)           any arrangement or commitment by the Transferred Subsidiary to do any of the things described in this Section 4.2(f)(iv).

(v)          Transferred Contracts. Each Transferred Contract has been duly executed and is valid and binding on the parties thereto with full force and effect. Except as would not reasonably be expected to have a Used Automobile Business Material Adverse Effect, no Transferred Contract will be terminated or adversely affected as a result of or relating to the Contemplated Transaction. None of the Contributing Party is in material breach of or has knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any Transferred Contract to which such Contributing Party is a party, nor has any such party received notice of any intention to terminate any such agreement or repudiate or disclaim any other transaction.

(vi)         Real Property. Each Transferred Lease is in full force and effect, unimpaired by any acts or omissions of the relevant Contributing Party, and constitutes the legal, valid and binding obligation of such Contributing Party, enforceable against such Contributing Party in accordance with its terms and, to the knowledge of the Key Holder, against any other party thereto. Except as would not reasonably be expected to have a Used Automobile Business Material Adverse Effect, all rent and other sums and charges payable by the relevant Contributing Party as tenant thereunder are current, no notice of default or termination under any Transferred Lease is outstanding, no termination event or condition or uncured default on the part of the relevant Contributing Party or, to the knowledge of the Key Holder, the landlord, exists under any Transferred Lease, and no event has occurred and no condition exists which, with the giving of notice, the lapse of time, or both, would constitute such a default or termination event or condition. The relevant Contributing Party owns such leasehold interests free and clear of all Encumbrances, subject to the terms and conditions of the Transferred Leases and applicable Laws.

(vii)        Fixed Assets. The Transferred Fixed Assets are in good condition and good working order (subject to normal wear and tear) and are suitable for the uses for which they are intended. No Contributing Party has received notice or has any knowledge of any pending or threatened proceeding affecting any of the Transferred Fixed Assets (or any portion thereof) or of any sale or other disposition of any of the Transferred Fixed Assets (or any portion thereof) in any material aspects.

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(viii)       Transferred Employees

(1)          No Contributing Party is a party to any collective bargaining agreement. There are no existing or, to the knowledge of the Key Holder, threatened, labor strikes, disputes, grievances, arbitrations, union organizing efforts, picketing, handbilling, organized work stoppages, organized work slowdowns or other labor trouble or disputes involving any Transferred Employees that would reasonably be expected to have a Used Automobile Business Material Adverse Effect.

(2)           Except as expressly contemplated under the Restructuring Documents or existing employment contracts with the Transferred Employees, no Contributing Party has any obligation or liability whatsoever in respect of the employment of any Transferred Employee for any period prior to the Closing, including under any employee incentive plan, as a result of its execution of this Agreement or as a result of the completion of any of the Contemplated Transactions.

(ix)         Intellectual Property Rights.

(1)          All Transferred IPs are owned by and registered or applied for solely in the name of the relevant Contributing Parties, is valid and subsisting and have not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. No Contributing Party or, to the knowledge of the Contributing Parties, any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Transferred IP to be invalid, unenforceable or not subsisting. Except as would not reasonably be expected to have a Used Automobile Business Material Adverse Effect, (a) no Transferred IP is the subject of any Encumbrance, license or other contracts granting rights therein to any other Person, (b) except for the registered trademark applications listed in the Asset List (the “Registered Trademark Applications”), no Transferred IP is subject to any proceeding or outstanding orders from any Governmental Authorities or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof, by any Contributing Party or affect the validity, use or enforceability of such Transferred IP and (c) no Contributing Party has transferred or assigned any Transferred IP; authorized the joint ownership of, any Transferred IP; or permitted the rights of any Contributing Party in any Transferred IP to lapse or enter the public domain.

(2)          Other than as set out in the Asset List, the Key Holder Parties do not own any other registered trademarks or have pending applications for trademarks in relation to the Used Automobile Business.

(x)          Legal Actions and Orders. There are no legal actions in progress, pending or, to the knowledge of the Key Holder, threatened, against the Used Automobile Business or the Contributed Assets that would reasonably be expected to have a Used Automobile Business Material Adverse Effect. None of the Used Automobile Business and the Contributed Assets are subject to any Orders that would reasonably be expected to have a Used Automobile Business Material Adverse Effect.

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(xi)        Compliance with Legal Requirements. Each Contributing Party has, in connection with the execution and delivery of any Restructuring Document to which it is a party and the consummation of the Contemplated Transactions, complied with, and the Used Automobile Business and the Contributed Assets are and have been in material compliance with, all legal requirements, other than as would not reasonably be expected to have, individually or in the aggregate, a Used Automobile Business Material Adverse Effect.

(xii)        Contributed Assets. The Asset List includes all of the assets, intellectual property rights, employees and Contracts that are currently used for the operation of the Used Automobile Business as currently operated, other than assets that are immaterial or unnecessary to the Used Automobile Business as a whole.

(xiii)        Structure Chart. The structure chart of the Transferred Entities set forth in Appendix III of the Disclosure Schedule reflects the structure of the Transferred Entities on the Closing Date and is true, complete and correct as of the Closing Date.

(xiv)        Tax Filings. The relevant Contributing Party contributing Used Automobile Business to the Group has, and each Transferred Entity has, timely filed or caused to be filed all tax returns required to be filed by it, all such tax returns are true, correct and complete in all material respects. The relevant Contributing Party contributing Used Automobile Business to the Group has, and each Transferred Entity has, paid, or provided adequate reserves, for all deficiencies or other assessments of tax owed by it in respect of the Used Automobile Business. No unassessed tax deficiency has been proposed or threatened against the relevant Contributing Party contributing Used Automobile Business to the Group or against any Transferred Entity.

(g)          Contribution Agreement and Restructuring.

(i)        The Contribution Agreement and any Restructuring Documents to which any Key Holder Party is a party, upon execution, constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) any Authorizations to be obtained under the Contribution Agreement and the Restructuring Documents.

(ii)        As of the date of the Closing, the portion of the Restructuring to be completed prior to the Closing pursuant to the Contribution Agreement will have been duly completed by the relevant parties in accordance with the Contribution Agreement and the relevant Restructuring Documents. As of the Restructuring Completion Date, the Restructuring will have been duly completed by the relevant parties pursuant to the Contribution Agreement and the Restructuring Documents (other than those that are specifically provided to be ongoing obligations and do not have a specific completion date under the Contribution Agreement and the Restructuring Documents).

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(h)         Interested Party Transaction. Except as set forth in the Transaction Documents, the Control Documents or the agreements in connection with the issuance of the Series A Preference shares, the Series B Preference Shares and the Series C Preference Shares, none of the officers or directors of the Key Holder, or any Affiliate thereof, has any contract, understanding proposed transaction with, or is indebted to, the Transferred Entities, nor are any Transferred Entities indebted (or committed to make loans or extend or guarantee credit) of any such Persons (other than for accrued salaries, reimbursable expenses or other standard employee benefits).

(i)          Compliance with Laws. The Key Holder has not been in violation of any Law or Order applicable to the Key Holder since its establishment, other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.3         Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company and the Key Holder as of the date hereof and as of the date of the Closing, as follows:

(a)         Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is currently being conducted.

(b)        Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement, each other Transaction Document to which it is or shall be made a party and each other agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement or any other Transaction Document and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and each other Transaction Document to which it is or shall be made a party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)        Valid Agreement. This Agreement has been, and each other Transaction Document to which the Purchaser is a party has been or will be, duly executed and delivered by the Purchaser and constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(d)         Non-contravention; Litigation. None of the execution and the delivery of this Agreement and the other Transaction Documents to which the Purchaser is a party or shall be made a party, nor the consummation of the Contemplated Transactions, will (i) violate any provision of the organizational documents of the Purchaser or violate any Law or Order of any Governmental Authority to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the Contemplated Transactions.

(e)         Consents and Approvals. None of the execution and delivery by the Purchaser of this Agreement or any Transaction Document, nor the consummation by the Purchaser of any of the Contemplated Transactions, nor the performance by the Purchaser of this Agreements or any other Transaction Document in accordance with its terms requires any Authorization, except such as have been or will have been obtained, made or given on or prior to the Closing.

(f)          Status and Investment Intent.

(i)        Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subscription Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)        Solicitation. The Purchaser was not identified or contacted through the marketing of the Subscription Shares. The Purchaser did not contact the Company as a result of any general solicitation or directed selling efforts. The issuance of the Subscription Shares to the Purchaser was not solicited by or through anyone other than the Company.

(iii)        Restricted Securities. The Purchaser acknowledges that the Subscription Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Subscription Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(iv)        Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S promulgated under the Securities Act.

(v)        Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Subscription Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S promulgated under the Securities Act. The Purchaser is acquiring the Subscription Shares in offshore transactions as such term is defined in Rule 902 of Regulation S promulgated under the Securities Act.

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(vi)        FINRA. The Purchaser does not, directly or indirectly, own more than five percent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

ARTICLE V

COVENANTS

Section 5.1          Further Assurances. From the date of this Agreement until the Closing, the Parties shall use their commercially reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Contemplated Transactions.

Section 5.2         Use of Proceeds. The Company shall use the purchase price for the general corporate purposes of the Group Companies.

Section 5.3         Cooperation. The Parties shall use their commercially reasonable efforts to cooperate to facilitate the further development of the Business following the Closing.

Section 5.4          SAFE Registration. The Company shall cause Mr. Bin Li and any other person who is PRC resident (as defined in the SAFE Rules and Regulations) and holds Equity Securities in the Company (upon the vesting of the ESOP pursuant to the terms thereof or otherwise) directly or indirectly through the Key Holder or any person other than the Purchaser to, at the expense of the Company, fully comply with all applicable Laws of the PRC with respect to his direct or indirect holding of Equity Securities in the Group Companies on a continuing basis (including, but not limited to, all reporting and filing obligations imposed by and all approvals and permits required by the SAFE Rules and Regulations and the SAFE in connection therewith). In particular, if required by the SAFE Rules and Regulations or the SAFE, the Company shall cause Mr. Bin Li and any other person who is PRC resident (as defined in the SAFE Rules and Regulations) and holds Equity Securities in the Company (upon the vesting of the ESOP pursuant to the terms thereof or otherwise) directly or indirectly through the Key Holder or any person other than the Purchaser to update their registration forms with SAFE with respect to the Contemplated Transactions within the applicable required time period.

Section 5.5         Permits. If applicable PRC laws require any Group Company to obtain any other permits for any business proposed to be conducted by such Group Company, the Company shall ensure that such Group Company promptly obtain such permits prior to such Group Company conducting such business.

Section 5.6         Access. From the date of this Agreement until the Closing, the Company shall, and shall cause its Affiliates to (a) give the Purchaser, its counsel, financial advisors, auditors and other representatives reasonable access to the offices, properties, books and records of the Group Companies and the Business; (b) furnish to the Purchaser, its counsel, financial advisors, auditors and other representatives such information relating to the Group Companies and the Business as may be reasonably requested; and (c) instruct the employees, counsel, accountants and other advisors of the Company and its Affiliates to cooperate with the Purchaser in its investigation of the Group Companies and the Business.

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Section 5.7          Conduct of Business of the Company. From the date of this Agreement until the Closing, the Company shall, and the Company shall cause each of the Group Company to, (i) conduct its business and operations in the ordinary course of business consistent with past practice, and (ii) not take any action, or omit to take any action, that would reasonably be expected to make any of its representations and warranties in this Agreement untrue at, or as of any time before, the Closing in any material respects unless the Purchaser shall otherwise consent in writing.

Section 5.8          Compliance with Legal Requirements. The Company shall, and the Company shall cause each of the Group Company to comply in all material respects with all legal requirements applicable to the Business, including but not limited to, applicable PRC Laws relating to telecommunication business, software, Intellectual Property, SAFE Rules and Regulations, borrowing, foreign exchange control, anti-money laundering, anti-corruption, corporate formation and governance and conduct of business in general, possession of necessary and effective licenses and permits, ownership of assets and properties, taxation, employment, and social welfare and benefits.

Section 5.9           Adoption of the ESOP. As of the Closing, the Company shall have reserved 12,357,140 Ordinary Shares of the Company for the ESOP, provided that if the closing with China Life and/or its Affiliates in relation to its US$100 million investment have not occurred on or before May 31, 2017, such number shall be reduced to the number representing 1.5% of the then issued and outstanding Equity Securities of the Company (on a fully diluted basis). After the Closing, the Company shall adopt the ESOP for the reserved Ordinary Shares, such adoption and terms of the ESOP to be subject to the approval of the Purchaser.

Section 5.10        Tax Filings. After the Closing, if requested by the Purchaser, the Company shall make its commercially reasonable efforts to cooperate with the Purchaser to provide such information, documents or materials in relation to the Subscription Shares as required for the tax filings or other communications with the relevant PRC tax authorities.

Section 5.11        Permits for Automobile Operating Leasing Business and the Used Automobile Business. Insofar as any Group Company is required by applicable Law or any competent Governmental Authority to obtain any permits or make any filings in relation to the automobile operating lease business or the Used Automobile Business, the Company shall promptly take all reasonable actions necessary to ensure compliance with such requirement by the applicable Group Companies.

Section 5.12        Change of Contributed Assets and Asset List. Unless otherwise consented by the Purchaser, the Parties agree that the Contributed Assets or the Asset List may not be changed after the date hereof, except for (i) a change of assets in exchange for other assets comparable or superior as to type, value and quality, (ii) any decrease of the market value or fair value of the Contributed Assets, (iii) as a result of voluntary resignation of any Transferred Employee or refusal by any Transferred Employee to execute employment agreement with the Company and/or its Subsidiaries, which shall not include the Key Employees to be transferred as listed in the Contribution Agreement or (iv) the change of a single item with an amount of less than RMB100,000 and the cumulative changes of multiple items with an amount of less than RMB300,000, provided that any such changes in subsections (i) to (iv) above shall not result in a Used Automobile Business Material Adverse Effect.

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Section 5.13        Trademarks. After the Closing, any registered trademarks held by the Key Holder will not be used by the Key Holder in competition with the Used Automobile Business, and the Key Holder shall not, and shall cause its Subsidiaries (other than the Company and the relevant Group Companies) not to, register any trademarks in relation to the Used Automobile Business.

Section 5.14       Equity Transfer by the Key Holder. As soon as practicable after the Closing and at the earlier of the second anniversary of the Closing Date or in any event the earliest time such equity transfer is permitted by the relevant Governmental Authorities and within a shorter period of (i) three (3) years after the Closing or (ii) two years after a Qualified IPO (as defined in the Shareholders Agreement), subject to the applicable Laws, each of the Company and Bitauto shall complete the transfer of all the equity interests held by Bitauto to the Company in Dalian Rongxin Financing Guarantee Co., Ltd. (大连融鑫融资担保有限公司) and Shenyang Heping District Yifa Petty Loan Co., Ltd. (沈阳市和平区溢发小额贷款有限责任公 司) on the terms approved by the board of the Company, and in any case the transfer price so approved shall be no higher than the acquisition costs or set-up costs (as applicable) of Bitauto.

Section 5.15        Change of business scope. As soon as practicable after the Closing, the Key Holder shall, at the costs and expenses of the Key Holder, (i) cause each of Beijing Kankanche Information Technology Limited (北京看看车信息技术有限公司), Beijing You Jie Information Company Limited (北京优捷信息科技有限公司) and Beijing Xinbao Information Technology Co., Ltd (北京信保信息技术有限公司) to amend its business scope, to the extent permitted by the Governmental Authority, to reflect that each of such companies is no longer engaged in the Used Automobile Business, each of such amended business scope to be subject to the approval of the Purchaser, and (ii) cause Beijing Kankanche Information Technology Limited (北京看看车信息技术有限公司) to change its name to remove “看看车” or “看车” from its name.

Section 5.16        Transferred Subsidiary. As soon as practicable, and in any event no later than fifteen (15) Business Days after May 31, 2017, the Key Holder and the Company shall deliver to the Purchaser, the unaudited income statement and balance sheet of the Transferred Subsidiary as of May 31, 2017. Between the Closing and May 31, 2017, there shall not be any changes in such unaudited income statement and balance sheet from that reflected in the Transferred Subsidiary Financial Statements, except changes that would not have a Used Automobile Business Material Adverse Effect.

Section 5.17        Transferred Employees. As soon as practicable after the Closing, the Key Holder and the Company shall cause the relevant Group Company to enter into the Employment Agreement with the Transferred Employees, and the Key Holder shall bear or reimburse the Group Companies for all obligations for severance or similar payments to or any social insurance or similar statutory payments in relation to the Transferred Employees incurred in respect of the transfer of the Transferred Employees, if any, to the relevant Group Companies.

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Section 5.18        Restructuring Documents.

(a)        The Company and the Key Holder shall, and the Company shall cause the Group Companies and the Key Holder shall cause the Contributing Parties to, enter into the Restructuring Documents, the final forms of which are appended to the Contribution Agreement. Except as expressly provided otherwise hereunder, the Contribution Agreement, the Business Cooperation Agreement and the Restructuring Documents may not be terminated or amended without the prior written consent of the Purchaser, and the Company and the Key Holder may not waive or revise any of its rights, or grant any consents under the Contribution Agreement, the Business Cooperation Agreement or the Restructuring Documents without the prior written consent of the Purchaser. Each of the Company and the Key Holder shall take all actions necessary to enforce obligations owed to it (or its Subsidiaries) under the Contribution Agreement, the Business Cooperation Agreement and the Restructuring Documents.

Section 5.19        Covenants relating to Restructuring. Each of the Company and the Key Holder shall use its commercially reasonable efforts to, subject to Section 5.20, consummate the Restructuring as soon as practicable in accordance with the Restructuring Documents within twelve (12) months following the Closing (the “Restructuring Period” , and the date on which the Restructuring is so consummated is the “Restructuring Completion Date”). If due to any consent, approval, order, license or authorization of, registration, certificate, declaration or filing with or notice to any Governmental Authority and due to the reasons not attributable to the Contributing Parties, the Restructuring cannot be consummated within the Restructuring Period, the Restructuring Completion Date shall be postponed and the Restructuring shall be extended accordingly provided that the Contributing Parties shall continue to use their commercially reasonable efforts to consummate the Restructuring as soon as possible. Except otherwise provided in this Section 5.19, the Restructuring Period shall not be extended unless the Company gives its prior consent in writing.

Section 5.20        Non-Assignable Assets.

(a)         None of the Key Holder, the Contributing Parties, the Company or the Group Companies will be required to transfer any Contributed Assets which by its terms or by Law is not assignable or transferable without the consent or approval of any Governmental Authority or other third party or satisfaction of any other condition or is cancelable by a third party in the event of an assignment or transfer (a “Non-assignable Asset”), unless and until such consent or approval shall have been obtained or condition satisfied.

(b)         Each of the Key Holder, the Contributing Parties, the Company or the Group Companies shall use its commercially reasonable efforts to obtain as expeditiously as possible any consent or approval that may be required and to satisfy a condition necessary to the assignment or transfer of a Non-assignable Asset to the Group Companies.

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(c)         Unless and until any such consent or approval that may be required is obtained or condition satisfied, to the extent permitted by applicable Law and by the terms of the applicable Non-assignable Asset, each of the Key Holder, the Contributing Parties, the Company or the Group Companies shall cooperate and use its commercially reasonable efforts to establish an arrangement under which the Group Companies would obtain the rights and benefits and assume the corresponding Liabilities and obligations under such Non-assignable Asset (including by means of any subcontracting, sublicensing or subleasing arrangement, as applicable) or under which the Key Holder or the Contributing Parties would, at the reasonable request and at the costs and expenses of the Group Companies, enforce for the benefit of the Group Companies, in respect of such Non-assignable Asset, any and all claims, rights and benefits of the Key Holder and the Contributing Party against a third party thereto. The foregoing arrangement shall not apply to a Transferred Employee.

(d)         If and when the applicable consents or approvals, the absence of which caused the deferral of transfer of any Non-assignable Asset pursuant to this Section 5.20, are obtained, the transfer of the applicable Non-assignable Asset to the Group Companies shall automatically and without further action be effected in accordance with the terms of Restructuring Documents, and the Key Holder shall be responsible for any such costs and expenses incurred in respect of such transfer.

(e)         For any Non-assignable IP, the Key Holder shall, or shall cause the Contributing Parties, to grant a perpetual, irrevocable, exclusive, free-of-charge, transferable and sub-license in respect of each non-assignable IP to the relevant Group Companies in accordance with the terms of Restructuring Documents, and the Key Holder shall be responsible for any such costs and expenses incurred in respect of such license.

(f)          For any Non-assignable Fixed Assets, the Key Holder shall, or shall cause the Contributing Parties, to lease each non-assignable Fixed Assets in perpetuity at no cost to the relevant Group Companies in accordance with the terms of Restructuring Documents, and the Key Holder shall be responsible for any such costs and expenses incurred in respect of such lease other than the costs and expenses for maintenance of such Non-assignable Fixed Assets.

(g)         For any Non-assignable Contract, the Company and the Key Holder shall discuss in good faith and agree upon the arrangement to ensure that the arrangements under this Section 5.20 can be applied to such Contract at no cost to the relevant Group Company, and the Key Holder shall be responsible for any such costs and expenses incurred in respect of such lease.

ARTICLE VI

LIQUIDATED DAMAGES

Section 6.1         Valuation of Non-Contributed Assets. If the Restructuring has not been completed in accordance with the Contribution Agreement, the Parties shall discuss in good faith and agree on a process to transfer, assign, sub-lease or sub-license any assets which have not been contributed pursuant to the Contribution Agreement (the “Non-Contributed Assets”) to the applicable Group Company.

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(a)         If the Parties fail to agree on a process within ten (10) Business Days of the discussion, the Purchaser may deliver a written notice (the “Valuation Notice”) to the Key Holder requesting the calculation of the fair market value of the Non-Contributed Assets as at the Closing Date, which value shall be expressed as a single value as opposed to a range of values (the “Value of the Non-Contributed Assets”).

(b)         Following delivery of the Valuation Notice, the Parties shall discuss in good faith the Value of the Non-Contributed Assets. If the Parties fail to agree upon the Value of the Non-Contributed Assets within fourteen (14) Business Days from the delivery of the Valuation Notice by the Purchaser (the “Consensus Period”), then within a further period of fourteen (14) days the Key Holder and the Company shall jointly appoint an internationally reputable business asset valuer (the “Group Valuer”), and the Purchaser (the “Purchaser Valuer”) shall appoint another internationally reputable business asset valuer, for each to provide a valuation of the Value of the Non-Contributed Assets, provided that neither the Group Valuer nor the Purchaser Valuer shall be a business asset valuer which has provided services to the Group Companies for five (5) years before such appointment. The Group Valuer and the Purchaser Valuer shall be required to provide their respective valuations of the Value of the Non-Contributed Assets within one (1) month following delivery of the Valuation Notice. The Key Holder and the Company shall fully cooperate with the provision of information necessary for any such valuation.

(c)          The Value of the Non-Contributed Assets shall be determined as follows:

(i)        if the Parties agree on the Value of the Non-Contributed Assets within the Consensus Period, the Value of the Non-Contributed Assets shall be the agreed valuation.

(ii)        if between the valuations provided by the Group Valuer and the Purchaser Valuer, the lower valuation is equal to or exceeds eighty-five percent (85%) of the higher valuation, the Value of the Non-Contributed Assets shall be the average between the two valuations;

(iii)        if the lower valuation is less than eighty-five percent (85%) of the higher valuation, then the Value of the Non-Contributed Assets shall be determined in accordance with the following procedure:

(1)        The Parties shall, within fourteen (14) days after the delivery of both the Value of the Non-Contributed Assets by the Purchaser Valuer and the Group Valuer, respectively request that the Purchaser Valuer and the Group Valuer agree and appoint a third internationally reputable business asset valuer (the "Third Valuer") to provide a valuation of the Value of the Non-Contributed Assets.

(2)        The Value of the Non-Contributed Assets shall be the value of the Non-Contributed Assets determined by the Third Valuer.

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(iv)        the Key Holder shall bear the costs and expenses in relation to the valuations of the Value of the Non-Contributed Assets by the Group Valuer, the Purchaser Valuer and the Third Valuer above.

Section 6.2 Payment of liquidated damages. Within 10 Business Days of the determination of the Value of the Non-Contributed Assets in Section 6.1(c) above, the Key Holder shall pay in cash to the Company such amount of the Value of the Non-Contributed Assets.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival of the Representations and Warranties. All representations and warranties made by the Company or the Key Holder to the Purchaser or by the Purchaser to the Company and the Key Holder shall expire on the date that is eighteen (18) months after the Closing, except the Fundamental Representations, which shall expire on the expiration of the applicable statute of limitations. Notwithstanding the foregoing, any claims which have been asserted in writing pursuant to Section 7.2 against the Party making such representations and warranties on or prior to such applicable expiration date shall continue to survive and be fully effective and enforceable until a final and nonappealable Order of a Governmental Authority of competent jurisdiction has been issued. The covenants and agreements of any Party contained in this Agreement shall survive the Closing until they are terminated, whether by performance thereof, their express terms or as a matter of applicable Law.

Section 7.2 Indemnification. From and after the Closing, each Party, as applicable (the “Indemnifying Party”), shall indemnify and hold the other Parties and their respective directors, officers and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, Liabilities, judgments, fines, obligations, expenses and Liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of the Indemnifying Party contained in this Agreement; (ii) the violation or nonperformance, partial or total, of any covenant or agreement of the Indemnifying Party contained in this Agreement; (iii) all obligations for severance or similar payments to or any social insurance or similar statutory payments in relation to the Transferred Employees incurred in respect of the transfer of the Transferred Employees, if any, to the relevant Group Companies; or (iv) the failure of the Key Holder, the Company or the relevant Group Companies to register or transfer the Transferred IP to the relevant Group Companies pursuant to the terms of the Contribution Agreement. For the avoidance of doubt, the Company shall not indemnify the Key Holder, and the Key Holder shall not indemnify the Company pursuant to this Section 7.2 for the same Losses if such Losses have already been recovered by the Company pursuant to the terms of the Contribution Agreement or the Restructuring Documents.

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Section 7.3           Third Party Claims.

(a)         If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article VII, then the Indemnified Party shall promptly following receipt of notice of such claim (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. Notwithstanding the foregoing, no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days from receipt of such Claim Notice that the Indemnifying Party disputes such claim for indemnification under this Agreement, the Indemnifying Party shall be deemed to have accepted and agreed with such claim for indemnification under this Agreement.

(b)        Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within thirty (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding; provided that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party, (iii) the Third Party Claim is or would reasonably be expected to result in Losses in excess of the amounts available for indemnification pursuant to Section 7.5 or (iv) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this Article VII. If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to this Section 7.3(b), the Indemnifying Party shall conduct such defense in good faith.

(c)         If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate reasonably with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including in connection with the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 7.3(b).

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(d)        In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense, fails to make such an election within the thirty (30) days of the Claim Notice or otherwise fails to continue the defense of the Indemnified Party reasonably and in good faith, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 7.4        Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided that no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

Section 7.5         Limitations on Liability. Notwithstanding the foregoing, other than with respect to fraud, breach of the Fundamental Representations and indemnification pursuant to Section 7.2(ii), (i) no Party shall have liability (for indemnification or otherwise) with respect to any Losses unless the aggregate amount of such Losses exceeds US$1,500,000 (in which case, the entire amount of Losses, subject to Section 7.5(ii) below, shall be payable by the liable Party), and (ii) the maximum liability for the Company or the Key Holder with respect to the Purchaser and the maximum liability for the Purchaser, in each case, shall not exceed an amount equal to 50% of the Purchaser’s purchase price. No Indemnifying Party shall be required to compensate any Indemnified Party more than once (whether under this Agreement or any other Transaction Document) in respect of the same Loss.

Section 7.6         Exclusive Remedy. Subject to Section 8.11 and Article VI, and other than with respect to fraud, from and after the Closing, this Article VII shall provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim resulting from or arising out of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1         Disclosure Schedule References. The Parties agree that any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant Party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such Party that is contained in this Agreement (regardless of the absence of an express reference or cross reference thereto), but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent. The Parties acknowledge and agree that the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of the Purchaser, and the disclosure by the Company of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by the Company that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

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Section 8.2        Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the internal laws of Hong Kong. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. The Company and the Key Holder collectively shall have the right to appoint one arbitrator, the Purchaser shall have the right to appoint one arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the Contemplated Transactions. The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award. Any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

Section 8.3        Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

Section 8.4          Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 8.5          Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the any Party without the express written consent of the other Parties. Any purported assignment in violation of the foregoing sentence shall be null and void. Notwithstanding the foregoing, the Purchaser may assign its rights hereunder to any Affiliate of the Purchaser.

Section 8.6         Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) in writing and served by personal delivery upon the party for whom it is intended; (b) if delivered by facsimile or electronic mail with receipt confirmed; or (c) if delivered by certified mail, registered mail or courier service, return-receipt received to the party at the address as set forth in Schedule B. Any Party may change its address for purposes of this Section 8.6 by giving the other Parties written notice of the new address in the manner set forth above.

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Section 8.7         Entire Agreement. This Agreement (together with the schedules and exhibits hereto and the other Transaction Documents) constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby prior to the execution of this Agreement are merged and superseded by this Agreement and the other Transaction Documents.

Section 8.8          Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from this Agreement in order to render the remainder of this Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 8.9         Fees and Expenses. Except as otherwise provided in this Agreement, the Parties will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the Contemplated Transactions, except that the Key Holder shall be responsible for any fees and expenses incurred in respect of the Restructuring pursuant to the Contribution Agreement (including fees and expenses of attorneys, accountants, consultants and financial advisors). Except as otherwise provided in this Agreement, any taxes arising from this Agreement and the Contemplated Transactions shall be borne by the Parties pursuant to the applicable tax Law.

Section 8.10         Confidentiality.

(a)         Each Party shall keep confidential any non-public material or information with respect to the business, technology, financial conditions, and other aspects of the other Parties which it is aware of, or have access to, in signing or performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving Party, (b) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the best knowledge of the receiving Party, subject to a duty of confidentiality to the Company or (d) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third party. The Parties hereby agree, for the purpose of this Section 8.10, that the existence and terms and conditions of this Agreement and schedules hereof shall be deemed as Confidential Information; provided that notwithstanding any other provision of this Agreement, the Key Holder shall be permitted to include a description of this Agreement and its terms, which description shall be true and consistent with the terms hereunder in all respects, in any filing with any securities exchange and/or governmental authorities, and any documents or communications undertaken in connection with such filing(s), subject to the Key Holder providing the Purchaser with a reasonable opportunity to review a draft of any such description and giving due consideration to the Purchaser’s reasonable comments, if any, to such disclosure to the extent permitted by applicable Laws (including any rules or regulations of any securities exchange or valid legal process). Notwithstanding any other provision of this Section 8.10, this Section 8.10 shall not restrict the Purchaser’s or its Affiliates’ normal accounting or tax reporting in respect of the Purchaser’s investment in the Company as required by (i) applicable Law and (ii) the Accounting Principles, as applicable.

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(b)         Notwithstanding any other provisions in this Section 8.10, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable Laws; provided that the Party who is required to make such disclosure shall, to the extent permitted by Law and so far as it is practicable, provide the other Parties with prompt notice of such requirement and cooperate with the other Parties at such other Parties’ request and at the requesting Party’s cost, to enable such other Parties to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to the Transaction Documents; provided that the Party who is required to make such disclosure shall, to the extent permitted by Law and so far as it is practicable, at the other Parties’ request and at the requesting Party’s cost, cooperate with the other Parties to enable such other Parties to seek an appropriate protection order or remedy.

(c)         Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Documents; provided that such Party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d)        The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

Section 8.11        Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 8.12         Termination.

(a) This Agreement shall terminate upon the earlier to occur of (i) the written consent of each of the Parties and (ii) the Closing having not occurred on or prior to such date, May 31, 2017 (unless otherwise agreed upon between the Company and the Purchaser).

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(b)        Any Party may terminate this Agreement, upon written notice to the other Parties, if any Governmental Authority shall have issued any Order or taken any other action permanently retraining, enjoining or otherwise prohibiting the Contemplated Transactions and such Order or other action has become final and nonappealable (provided that no Party shall be permitted to terminate this Agreement pursuant to this Section 8.12(b) if the imposition of such Order or other action was proximately caused by the breach by such Party or its Affiliate of any representation, warranty or covenant in this Agreement).

(c)        The Purchaser may terminate this Agreement if there exists a breach of any warranty of the Company or the Key Holder such that the condition set forth in Section 3.1 would not be satisfied and breach has not been cured (or is incapable of being cured) by the Company within thirty (30) days following its receipt of notice from the Purchaser of such breach.

(d)        The Company may terminate this Agreement if there exists a breach of any warranty of the Purchaser such that the condition set forth in Section 3.2 would not be satisfied and breach has not been cured (or is incapable of being cured) by the Purchaser within thirty (30) days following its receipt of notice from the Company of such breach.

(e)         Upon any termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Article VII and this Article VIII, which shall survive any termination under this Section 8.12; provided that no termination of this Agreement shall relieve any Party of liability for any breach of this Agreement prior to such termination.

Section 8.13        Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 8.14        Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of executed signature pages by facsimile or electronic transmission (via scanned PDF) will constitute effective and binding execution and delivery of this Agreement.

Section 8.15        Press Release and Public Filing. Upon the signing of this Agreement by all of the Parties, each Party may issue a press release regarding the Contemplated Transactions, in the form previously agreed by the Parties.

Section 8.16        Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

Section 8.17        No Third Party Right. The Parties do not intend that any term of this Agreement should be enforceable by any person who is not a party to this Agreement by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623) or otherwise. Notwithstanding any benefits possibly conferred by this Agreement on any third party by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623), the Parties may amend, vary, waive, terminate or rescind this Agreement at any time and in any way without the consent of any Third Party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

YIXIN CAPITAL LIMITED

By:	/s/ Andy Xuan Zhang
	Name:	Andy Xuan Zhang
	Title:	CEO

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

BITAUTO HOLDINGS LIMITED

By:	/s/ William Bin Li
	Name:	William Bin Li
	Title:	Director

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

TENCENT MOBILITY LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT]

SCHEDULE A

SCHEDULE OF PURCHASER

		Number of
	Jurisdiction of	Subscription	Purchase Price
Name of Purchaser	Incorporation	Shares	(US$)

Tencent Mobility Limited	Hong Kong	16,121,570 Series	75,000,000
		C Preference Shares

S-A-1